SUB-ITEM 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

                   INVESCO VAN KAMPEN V.I. CAPITAL GROWTH FUND
                      INVESCO VAN KAMPEN V.I. COMSTOCK FUND
                 INVESCO VAN KAMPEN V.I. EQUITY AND INCOME FUND
          INVESCO VAN KAMPEN V.I. GLOBAL TACTICAL ASSET ALLOCATION FUND
                INVESCO VAN KAMPEN V.I. GLOBAL VALUE EQUITY FUND
                     INVESCO VAN KAMPEN V.I. GOVERNMENT FUND
                 INVESCO VAN KAMPEN V.I. GROWTH AND INCOME FUND
                     INVESCO VAN KAMPEN V.I. HIGH YIELD FUND
            INVESCO VAN KAMPEN V.I. INTERNATIONAL GROWTH EQUITY FUND
                   INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND
                   INVESCO VAN KAMPEN V.I. MID CAP VALUE FUND
                       INVESCO VAN KAMPEN V.I. VALUE FUND



The Funds are new funds that were formed to acquire the assets and liabilities of a predecessors fund in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending December 31, 2010.

The predecessor fund's financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's reports on the financial statements of the predecessor funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its reports.


(Letters dated August 27 and 30, 2010 from Ernst and Young LLP are attached as Attachment A to this exhibit.)

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated August 27, 2010, of Invesco Van Kampen V.I. Capital Growth Fund, Invesco Van Kampen V.I. Comstock Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. Growth and Income Fund, and Invesco Van Kampen V.I. Mid Cap Growth Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated August 27, 2010, of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), which includes Invesco Van Kampen V.I. Equity and Income Fund, Invesco Van Kampen V.I. Global Value Equity Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund, Invesco Van Kampen V.I. Mid Cap Value Fund, Invesco Van Kampen V.I. Value Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein, in relation to the aforementioned funds. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,
/s/ Ernst & Young LLP